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                                                                    EXHIBIT 5(a)


                    LeBOEUF, LAMB, GREENE & MacRAE, L.L.P.
                        A Limited Liability Partnership
                      Including Professional Corporations
                              125 West 55th Street
                           New York, New York  10019



                                 August 7, 1995



United Water Resources Inc.
200 Old Hook Road
Harrington Park, New Jersey  07640

   Re: Registration Statement on Form S-3, Covering 4,000,000 Shares of Common Stock, No Par Value, and 4,000,000 Series A Participating Preferred Stock Purchase Rights, To Be Issued Under Dividend Reinvestment and Stock Purchase Plan
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Ladies and Gentlemen:

          We are acting as counsel to United Water Resources Inc. (the "Company") in connection with the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). This opinion is being furnished to the Company in connection with the filing of a Registration Statement by the Company under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement"), providing for the registration of 4,000,000 shares of the Company's Common Stock, no par value (the "Stock"), and 4,000,000 Series A Participating Preferred Stock Purchase Rights (the "Rights"), each such Right being attached to each share of Stock, all pursuant to the Plan.

          In connection with this opinion, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Rights Agreement, dated as of July 12, 1989, as amended, by and between the Company and First Interstate Bank of California (formerly known as First Interstate Bank, Ltd.), as Rights Agent, together with the exhibits thereto (the "Rights Agreement"), pursuant to
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United Water Resources Inc.
August 7, 1995
Page 2


which the Rights were created, and such instruments, certificates, records and documents, and such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid Registration Statement, Rights Agreement, instruments, certificates, records and documents.

          We have assumed without investigation that the Rights Agent had the power and authority to execute and deliver the Rights Agreement, that such execution and delivery were duly authorized, that the Rights Agreement constitutes and will constitute the legal, valid and binding obligation of the Rights Agent, enforceable in accordance with its terms, that the form of instrument used to evidence the Rights after severance from the Common Stock would comport with the Form of Right Certificate appended as Exhibit B to the Rights Agreement and that the terms and conditions of the Rights will continue to be incorporated by reference into certificates representing the Common Stock.

          Upon the basis of such examination, and subject to the limitations and qualifications contained in this opinion, we are of the opinion that, when the Registration Statement becomes effective, and assuming that (i) it remains continuously effective for the purpose of the offer and sale of the Stock and the Rights, (ii) shares of the Stock are duly credited to the Plan participants by the agent for the participants and, with respect to certificated shares of the Stock, the certificates representing such shares in substantially the form currently employed and incorporating the terms of the Rights by reference are duly executed, countersigned, registered and delivered, and, in each case, the consideration therefor is received by the Company and (iii) the pertinent provisions of the Act and such "blue-sky" and securities laws as may be applicable have been complied with, (a) the Stock will be validly issued, fully-paid and non-assessable under the laws of the State of New Jersey, and (b) the Rights associated therewith will be legal and binding obligations of the Company under the laws of the State of New Jersey.
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United Water Resources Inc.
August 7, 1995
Page 3


          We hereby consent to the use of this opinion letter as Exhibit 5(a) to the Registration Statement, and to the use of our name in the Registration Statement and the Prospectus contained in the Registration Statement and in any amendments thereof or supplements thereto.


                                    Very truly yours,


                                    /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.